                                                                     EXHIBIT 5.1

                                 August 18, 1998

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have acted as counsel to American BioMed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 as amended (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 4,972,744 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders (the "Selling Security Holders") of the Company.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that (i) the 1,406,744 shares of Common Stock to be offered pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock and (ii) up to 3,566,000 shares of Common Stock to be offered and sold pursuant to the Registration Statement will be, when issued by the Company upon the exercise or conversion by certain of the Selling Security Holders of warrants, options or preferred stock exercisable or convertible into shares of the Common Stock, validly issued, fully-paid and nonassessable outstanding shares of the Common Stock.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion supersedes our opinion on this matter dated June 22, 1998.



                                              Very truly yours,



                                              PORTER & HEDGES, L.L.P.